United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

August 25, 2010

Date of Report

[Date of Earliest Event Reported]

PCS EDVENTURES!.COM, INC.

(Exact name of Registrant as specified in its Charter)

IDAHO	000-49990	82-0475383
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

345 Bobwhite Court, Suite 200

Boise, Idaho  83706

 (Address of Principal Executive Offices)

(208) 343-3110

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On August 25, 2010, the Company held its 2010 Annual Meeting of Shareholders.  Two proposals were submitted to and approved by the Company’s shareholders.  The holders of 36,173,991 shares of common stock, 89.77% of the outstanding shares entitled to vote as of the record date, which constituted a quorum were represented at the meeting in person or by proxy.  The proposals are described in detail in the Company’s Proxy Statement that was filed with the Securities and Exchange Commission on August 11, 2010.  The final results were as follows:

Proposal No. 1.

Election of Members to the Board of Directors	For	Against	Abstain

Anthony A. Maher	16,375,901	36,000	1,426,245
Donald J. Farley	16,460,901	-	1,377,245
Dehryl A. Dennis	16,553,457	23,300	1,367,245
Michael K. McMurray	16,411,601	59,300	1,367,245

Proposal No. 2.

Ratify M&K, CPAS, PLLC, as Independent Auditors:	For	Against	Abstain	Broker Non-Vote

	35,969,251	113,224	1,660	-

Item 7.01  Regulation FD Disclosure.  The Company announced that on August 26, 2010, the Securities and Exchange Commission filed a civil action against it and its Chief Executive Officer and its former Chief Financial Officer in the U.S. District Court for the District of Idaho, pertaining to a March 28, 2007, press release and related 8-K Current Report announcing that PCS had entered into a license agreement with its Middle East distributor, Global Techniques.  A copy of the Press Release is attached hereto as Exhibit 99.1.  See Item 9.01.

Item 9.01  Financial Statements and Exhibit

(d)

Exhibit No.

Exhibit Description

99.1

Press Release

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

PCS EDVENTURES!.COM, INC.

Dated:	08/31/2010	By:	/s/Anthony A. Maher
Anthony A. Maher
CEO, acting CFO and Chairman of the Board of Directors

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